NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna (312) 928-1901

November 9, 2023

Equity Residential to Participate in Nareit Investor Conference

Chicago, IL – November 9, 2023 - Equity Residential (NYSE: EQR) today announced that members of the Company’s senior management team, including the Company’s President and CEO, Mark J. Parrell, will participate in meetings with investors and analysts at the Nareit REITworld 2023 Investor Conference. In connection with these meetings, the Company has posted an updated Investor Presentation to the Investor section of the Company’s website at www.equityapartments.com.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. Equity Residential owns or has investments in 305 properties consisting of 80,683 apartment units, with an established presence in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California, and an expanding presence in Denver, Atlanta, Dallas/Ft. Worth and Austin. For more information on Equity Residential, please visit our website at www.equityapartments.com.